UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2008

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 24, 2008, Jeffrey E. Nachbor resigned as Senior Vice President and Corporate Controller of H&R Block, Inc. (the “Company”).

(c) Effective March 24, 2008, Jeffrey T. Brown was appointed Vice President and Corporate Controller of the Company. Since August 2005, Mr. Brown, 48, has served as Assistant Vice President, Assistant Controller of H&R Block Management, LLC, a subsidiary of the Company. From September 2002 to August 2005, Mr. Brown served as Director of Corporate Accounting for H&R Block Management, LLC. Mr. Brown is employed on an “at will” basis as an employee of H&R Block Management, LLC. Pursuant to his employment arrangement, Mr. Brown receives an annual base salary of $225,000 and participates in the Company’s short-term incentive program with an aggregate target incentive award of $78,750 for the fiscal year ended April 30, 2008. In addition, Mr. Brown participates in, and receives stock option grants and restricted shares under, the Company’s 2003 Long-Term Executive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	March 24, 2008	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary